EXHIBIT 10(ii).11
              THIRD AMENDMENT TO CREDIT AGREEMENT



          THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") is made and dated as of March 22, 1994, among INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), IT CORPORATION, a California corporation ("IT Corporation" or the "Borrower"), each of the banks listed on the signature pages hereto (each a "Bank" and collectively the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its capacity as Agent for the Banks (the "Agent"), and amends the Credit Agreement dated as of August 27, 1991 among Borrower, Company, the Banks and the Agent, as amended by a First Amendment to Credit Agreement and Waiver dated as of June 19, 1992 and a Second Amendment to Credit Agreement and Waiver dated as of July 6, 1993 (as so amended, the "Agreement").

                            RECITALS

          WHEREAS, the Borrower desires to amend certain provisions of the Agreement, including the Total Aggregate
Commitment, the calculation of the Maximum Available Amount, and the pricing of certain extensions of credit hereunder; and

          WHEREAS, Bank Hapoalim, B.M., San Francisco Branch (the "Withdrawing Bank"), does not elect to extend the availability of the credit facilities provided herein beyond July 31, 1994, and wishes at such time to cease to be a Bank under the Agreement, and whereas Bank of America National Trust and Savings Association and The First National Bank of Boston (the "Remaining Banks") are willing to purchase, assume and accept the Withdrawing Bank's Assigned Interest (as defined in Section 5 hereof), on the terms and conditions set forth herein, and the Company and the Borrower are willing to consent to such assignment;

          WHEREAS, the Banks and Agent are willing to amend the Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


          1. Terms. All capitalized terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2. Amendments to Agreement. The parties hereto hereby agree to amend the Agreement as follows:

          2.1  The definition of "Aggregate Commitment" in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

               "Aggregate Commitment" of any Bank includes the Advance Commitment and the L/C Participation Commitment of such Bank for the respective period, and for the period from the Amendment Effective Date to the Assignment Effective Date (each as herein defined) is in the amount set forth in the related column on the signature pages hereof, and for the period from the Assignment Effective Date, if any, and thereafter is in the amount set forth in the related column on the signature pages hereof, as such amounts may be adjusted or amended from time to time.

          2.2 The first paragraph of the definition of "Additional Incremental Margin" in Section 1.1 of the Agreement is amended and restated in its entirety as follows:

               "Additional Incremental Margin" means, as of any date of determination, the relevant percentages under the columns "Advances and Financial SBLC's" and "Performance SBLC's," as the case may be, as set forth below:

               Adjusted Debt       Advances and
               Service Coverage    Financial      Performance
               Ratio               SBLC's         SBLC's

               less than or
               equal to 1.00       0.750%         0.375%

               greater than 1.00
               but less than
               or equal to 1.10    0.400%         0.200%

               greater than 1.10   0%               0%

          Such definition is further amended by (i) deleting "(a)" immediately prior to the pricing grid set forth above and
(ii) deleting "(b)" and the pricing grid chart in such clause (b) in its entirety, and (iii) deleting the words "and the Leverage Ratio" in the second line of the paragraph following such chart.

          2.3  The definition of "Availability Period" in Section
1.1 of the Agreement is hereby amended by deleting the date "July 31, 1994" and inserting the date "September 30, 1995" in substitution therefor, by deleting the date "April 30, 1993" and inserting the date "April 30, 1995" in substitution therefor, by deleting the date "July 31, 1993" and inserting the date "June 30, 1995" in substitution therefor, and by deleting the date "July 31, 1995" and inserting the date "September 30, 1996" in substitution therefor.

          2.4  Clause (a) of the definition of "Maximum Available
Amount" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

          (a) the sum, without duplication, of (i) seventy percent (70%) of the Company's unbilled Receivables,
          (ii) seventy percent (70%) of the Company's interest in Receivables of joint ventures, and (iii) eighty percent (80%) of the Company's consolidated Receivables (net of the Company's unbilled Receivables and the Company's interest in receivables of joint ventures, as described in (i) and (ii) above net of allowance for doubtful accounts, and after subtracting (i) any billed Receivables outstanding more than ninety (90) days from their respective original billing dates and (ii) Receivables as to which the Agent does not have a security interest pursuant to a Security Agreement entered into in conjunction with this Agreement), in each case, as shown on the Company's consolidated balance sheet most recently delivered to the Agent pursuant to Section 6.10(a) and (b) hereof or in the most recent report delivered to the Agent by the Company pursuant to Section 6.10(f) hereof.

          2.5  The definition of "Total Aggregate Commitments" in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

               "Total Aggregate Commitments" means the amount set forth from time to time on the signature pages hereto or to any amendment as the Total Aggregate Commitments and which is, as of the date of the Third Amendment, Ninety Five Million Dollars ($95,000,000).

          2.6 Section 2.1 of the Agreement is amended by (a) deleting "Sixty Million Dollars ($60,000,000)" in the first paragraph and inserting "Forty-Five Million Dollars
($45,000,000)" in lieu thereof and (b) inserting the following at the end of the first paragraph thereof before the period:

          "; provided, further, that the Outstanding Credit
          Amount shall not exceed $90,000,000 unless the Adjusted
          Debt Service Coverage Ratio exceeds 1.00."

          2.7 Section 2.4(a) of the Agreement is amended by inserting the following at the end of the first paragraph thereof before the period:

          "provided, however, that the Outstanding Credit Amount shall not exceed $90,000,000 unless the Adjusted Debt Service Coverage Ratio exceeds 1.00.; provided, further, that any Letter of Credit which expires on a date after the Amendment Effective Date and prior to the Assignment Effective Date may be renewed or extended but shall have an expiration date not greater than one year from the next preceding expiry date."

          2.8 Section 2.4(b) of the Agreement is amended by inserting the following at the end of such paragraph before the period:

          "provided, further, that the Withdrawing Bank shall have no obligation, and shall not be deemed to have purchased, a participation interest in any Letter of Credit which has an initial date of issuance after the Amendment Effective Date and having an original expiry date later than July 31, 1994."

          2.9 Section 2.10 of the Agreement is amended by deleting "and" at the end of Section 2.10(b), inserting "and" at the end of Section 2.10(c) before the period, and inserting a new subsection (d) as follows:


               "(d) immediately on any date on which the Outstanding Credit Amount exceeds $90,000,000 when the Adjusted Debt Service Coverage Ratio is 1.00 or less, as set forth in the most recent compliance report delivered pursuant to Section 6.10(d), in the amount of such excess."

          2.10 Section 7.3 of the Agreement is amended by amending and restating the provisos thereto as follows:

          "provided, however, that the Company may prepay a portion of the Secured Note in an amount not to exceed $5,000,000, if (i) the obligee thereunder releases its security interest in collateral subject thereto such release to be evidenced by copies of appropriate termination statements, in form and substance satisfactory to the Agent, which combined with other equipment, make up the collateral described in Exhibit J to this Agreement, such total collateral having a net book value of not less than $11,000,000, (ii) the Company delivers a certificate to the Agent (with sufficient copies for each Bank) signed by the Company's Treasurer certifying that the net book value of such total collateral is not less than $11,000,000, and (iii) the Company thereupon immediately grants and creates in favor of the Agent, a first priority perfected security interest in and lien on such total collateral, which collateral shall constitute the mobile incineration equipment currently in operation at the Bayou Bonfouca Superfund site, and takes all such action as may be necessary or appropriate to effectuate, as determined by the Agent, such grant and lien, all at the cost and expense of the Company; provided, further, that the Company may declare and pay dividends on the Company's 7% Cumulative Convertible Exchangeable Preferred Stock (or any interest therein) provided that no declaration or payment of dividends shall be permitted upon the occurrence and during the existence of any Event of Default."

          3.   Representations and Warranties.  Borrower and
Company jointly and severally represent and warrant to Banks and
Agent:

          3.1 Authorization. The execution, delivery and performance of this Third Amendment by Borrower and Company have been duly authorized by all necessary corporate action by Borrower and Company and the Third Amendment has been duly executed and delivered by Borrower and Company.

          3.2 Binding Obligation. This Third Amendment is a legal, valid and binding agreement of Borrower and Company, enforceable against Borrower and Company in accordance with its terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

          3.3 No Legal Obstacle to Agreement. Neither the execution of this Third Amendment, the making by Borrower of any borrowings under the Agreement, nor the performance of the Agreement by Borrower and Company has constituted or resulted in or will constitute or result in a breach of the provisions of any Material Agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower or Company, or result in the creation under any Material Agreement (other than the Agreement) of any security interest, lien, charge, or encumbrance upon any of the assets of Borrower or Company. No approval or authorization of any governmental authority is required to be obtained by the Company or the Borrower to permit the execution, delivery or performance by Borrower or Company of this Third Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by Borrower under the Agreement.

          3.4 Incorporation of Certain Representations. The representations and warranties set forth in Section 5 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, after giving effect to the effectiveness of this Third Amendment.

          3.5 Default. No Event of Default under the Agreement has occurred and is continuing.

          4. Conditions, Effectiveness. This Third Amendment shall be effective as of the date first written above, subject to the compliance by Borrower and Company as of the date hereof with its agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to Agent:

          4.1 Corporate Resolution. A copy of a resolution or resolutions passed by the Board of Directors of Borrower and Company, certified by the Secretary or an Assistant Secretary of Borrower and Company as being in full force and effect on the date of this Third Amendment, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Third Amendment and any note or other instrument or agreement required hereunder.

          4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of Borrower and Company and dated the date of this Third Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Third Amendment and any instrument or agreement required hereunder on behalf of Borrower and Company.

          4.3 Other Evidence. Such other evidence with respect to Borrower or Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Third Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.   Assignment and Assumption of Withdrawing Bank's
Commitment.

          5.1 Conditions Precedent to Assignment. The assignment herein described shall be effective as of July 31, 1994 (herein, the "Assignment Effective Date"), subject to compliance by Borrower, Company, the Remaining Banks and the Withdrawing Bank with their respective agreements herein contained, and to the delivery of the following to the Agent, in form and substance satisfactory to Agent and the Remaining Banks.

          (a) a certificate from the Borrower and the Company, certifying that no Default or Event of Default shall have occurred and be continuing on and as of the Assignment Effective Date, and

          (b) a certificate from the Withdrawing Bank certifying that the representations and warranties of the Withdrawing Bank contained in Section 5.3 are true and correct, on and as of the Assignment Effective Date, and

          (c) receipt of the full amount of funds payable pursuant to this Section 5, as set forth in a certificate prepared by the Agent and acknowledged and agreed to by the Withdrawing Bank, the Remaining Banks, the Borrower and the Company.

          5.2 Effectiveness of Assignment. On the Assignment Effective Date, if any, the Withdrawing Bank hereby agrees to sell, transfer and assign, and the Remaining Banks hereby agree to purchase and assume the Assigned Interest (as herein defined). The Withdrawing Bank shall be deemed to have relinquished any and all rights under the Agreement and shall be released from any and all duties or obligations as a Bank under the Agreement on and as of the Assignment Effective Date, for all purposes whatsoever, and shall no longer be deemed a Bank under the Agreement, and all of such rights, duties and obligations with respect to the Aggregate Commitment, the L/C Participation Commitment and the Outstanding Credit Amount, if any, of the Withdrawing Bank (the "Assigned Interest") shall be sold, transferred, and assigned to and purchased and assumed by the Remaining Banks on and as of the Assignment Effective Date, if the conditions in Section 5.1 have all been satisfied. The Aggregate Commitment of the Withdrawing Bank shall be terminated completely, and the Aggregate Commitments of the Remaining Banks shall be adjusted as shown on the signature pages hereof. Notwithstanding any minimum notice requirements and minimum funding amounts set forth in the Agreement, the portion of the Assigned Interest constituting Advances shall be refunded by the Remaining Banks on the effective date of such assignment as Reference Rate Advances, and the Offshore Rate Advances made by the Remaining Banks may continue as Offshore Rate Advances.

          5.3 Representations of Withdrawing Bank. The Withdrawing Bank hereby represents and warrants to each of the Remaining Banks and the Borrower, that: (i) it is duly organized and existing and it has the full corporate power and authority to take, and has taken, all action necessary to execute and deliver this assignment; (ii) this assignment of its Assigned Interest has been duly executed and delivered by the Withdrawing Bank, and constitutes the legal, valid and binding agreement of the Withdrawing Bank, enforceable against it in accordance with the terms hereof, (iii) it is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any lien, security interest, encumbrance or adverse claim; (iv) no notices to, or consents, authorizations or approvals of, any person are required, other than those already given or obtained, for its due execution, delivery and performance of this agreement, and no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance.

          5.4 Accrued Fees and Interest; Break-Funding Costs. Borrower agrees to pay or cause to be paid upon demand any and all amounts payable to the Withdrawing Bank pursuant to Section 2.16, net of any refunds to which Borrower is entitled as a result of prepayments or otherwise.

          5.5 Further Assurances. Each of the Withdrawing Banks, the Remaining Banks, the Borrower and the Agent hereby agrees to execute and deliver such other instruments, and take such other actions, as any party may reasonably request in connection with the assignment and assumption contemplated in this Section 5.

          5.6 Reallocation of Payments. Any interest, commissions, fees and other payments accrued to but excluding the Assignment Effective Date with respect to the Assigned Interest shall be for the account of the Withdrawing Bank. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Interest shall be for the account of the Remaining Banks. Each of the Withdrawing Banks and the Remaining Banks agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence, and pay to the other party any such amounts which it may receive promptly upon receipt.

          6.   Miscellaneous.

          6.1 Effectiveness of the Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

          6.2 No Waiver. This Third Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          6.3 Counterparts. This Third Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Third Amendment shall not become effective until Company, Borrower, the Banks, the Agent and the Guarantors shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent (such date being referred to herein as the "Amendment Effective Date").

          6.4 Jurisdiction. This Third Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                         INTERNATIONAL TECHNOLOGY
                         CORPORATION


                         By
                         Name:
                         Title:

                         IT CORPORATION


                         By
                         Name:
                         Title:


                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, as Agent


                         By
                                    Kay Warren
                                  Vice President



Aggregate Commitment from
Amendment Effective
Date to Assignment
Effective Date (if any):
 $59,375,000             BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, as
Aggregate Commitment     a Remaining Bank
from and after
Assignment Effective
Date:
  $64,771,000            By
                                 Robert W. Troutman
                                 Vice President


Aggregate Commitment     THE FIRST NATIONAL BANK OF BOSTON,
from Amendment Effective           as a Remaining Bank
Date to Assignment
Effective Date (if any):
  $27,708,336            By
                         Title
Aggregate Commitment
from and after Assignment
Effective Date:
     $30,229,000

Aggregate Commitment from
Amendment Effective
Date to Assignment
Effective Date (if any):
  $7,916,664             BANK HAPOALIM, B.M.
                         San Francisco Branch,
                         as a Withdrawing Bank
Aggregate Commitment
from and after
Assignment Effective
Date:
  $0                     By
                         Title
Total Commitments:
 $95,000,000             By
                         Title


                      CONSENT BY GUARANTORS


The undersigned Guarantors hereby consent to the foregoing Third
Amendment to Credit Agreement and hereby reaffirm their respective General Continuing General Guaranties, which continue in full force and effect on and as of the date hereof.


Date:  March 22, 1994

               INTERNATIONAL TECHNOLOGY CORPORATION
               IT ENVIRONMENTAL PROGRAMS
               IT ENVIRONMENTAL SERVICES, INC.
               IT-TULSA HOLDINGS INC.,  formerly known as
                  IT MCGILL POLLUTION CONTROL SYSTEMS, INC.
               PRINCETON AQUA SCIENCE
               MCKITTRICK MUD COMPANY, INC.
               UNDERGROUND RESOURCE MANAGEMENT
               UNIVERSAL PROFESSIONAL INSURANCE
                 COMPANY, INC.


               By:
               Title:


               By:
               Title: